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                                                                   Exhibit 10(d)

                            BORROWER PROMISSORY NOTE



$28,373,000                                                        April 3, 2000

         ASSET HOLDINGS III, L.P., an Ohio limited partnership (the "Borrower"), for value received, promises to pay to CORNERSTONE FUNDING CORPORATION I, a Delaware corporation (the "Issuer"), the sum of TWENTY-EIGHT MILLION THREE HUNDRED SEVENTY-THREE THOUSAND and 00/100 DOLLARS ($28,373,000) and to pay (i) interest on the unpaid balance of such principal sum from and after the date of this Borrower Promissory Note at the interest rate or interest rates borne by the Issuer's Floating Rate Notes, Series 2000A in the aggregate principal amount of $28,373,000 (the "Notes") and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Notes.

         This Borrower Promissory Note (the "Borrower Note") has been executed and delivered by the Borrower pursuant to a certain Participation Agreement (the "Agreement"), dated as of March 31, 2000, among Borrower, ADESA Corporation, an Indiana corporation (the "Lessee"), SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia (the "Credit Bank"), and the Issuer. Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and the Note Indenture.

         Pursuant to the Agreement, the Issuer has made a loan (the "Loan") to the Borrower of the proceeds from the issuance and sale of the Notes, to be applied to assist the Borrower in refinancing certain indebtedness incurred by the Borrower to pay the cost of acquiring certain real property (the "Leased Property") which will be owned by the Borrower and leased to the Lessee, and to pay additional Property Costs related to the transactions contemplated by the Agreement.

         The Borrower has agreed, and hereby does agree, to repay such loan by making payments hereunder ("Loan Payments") at the times and in the amounts set forth in this Borrower Note. The Notes have been issued, concurrently with the execution and delivery of this Borrower Note, pursuant to, and are secured by, the Master Trust Indenture (the "Master Indenture") dated as of March 31, 2000, between the Issuer and the Note Trustee as supplemented by the First
Supplemental Series Indenture between the Issuer and the Note Trustee dated as of March 31, 2000 (the "Supplemental Indenture" and, together with the Master Indenture, the "Indenture").

         To provide funds to pay the Debt Service on the Notes as and when due, or to reimburse the Credit Bank for Drawings under the Letter of Credit used to make such payments, the Borrower hereby agrees to and shall make Loan Payments as follows: on each Interest Payment Date the amount equal to interest due on the Notes on such Interest Payment Date, and on each Interest Payment Date on which principal of the Notes shall be due and payable pursuant to the redemption provisions of the Note Indenture, or upon maturity of the Notes, an amount equal to such principal due and payable on such date. In addition, to provide funds to pay the Debt Service on the Notes as and when due at any other time, the Borrower hereby agrees to and shall make Loan Payments on any other date on which any Debt Service on the Notes shall be due and

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payable,  whether upon  acceleration,  call for redemption or otherwise,  in the amount of the Debt Service so due and payable.

         If payment or provision for payment in accordance with the Indenture is made in respect of the Debt Service on the Notes from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provisions for payment of Debt Service have been made. The Borrower shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Note Trustee under and pursuant to the Letter of Credit for the payment of Debt Service and any other amounts on deposit in the Note Fund and available to pay Debt Service on the Notes pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

         All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Note Trustee at its Operations Office (as defined in the Indenture) for the account of the Issuer, deposited in the Note Fund and used as provided in the Indenture.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor, notice of intention to accelerate, notice of acceleration, notice of the existence, creation or nonpayment of all or any of the Loan Advances and all other notices whatsoever.

         ALL PAYMENTS TO BE MADE BY THE BORROWER IN RESPECT OF THE LOAN AND THIS BORROWER NOTE SHALL BE MADE ONLY FROM CERTAIN PAYMENTS RECEIVED UNDER THE LEASE AND CERTAIN PROCEEDS OF THE LEASED PROPERTY AND ONLY TO THE EXTENT THAT THE CREDIT BANK SHALL HAVE RECEIVED SUFFICIENT PAYMENTS FROM SUCH SOURCES TO MAKE PAYMENTS IN RESPECT OF THE LETTER OF CREDIT LIABILITIES IN ACCORDANCE WITH AND SUBJECT TO THE PRIORITIES SET FORTH IN ARTICLE III OF THE REIMBURSEMENT AGREEMENT. THE ISSUER, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL LOOK SOLELY TO SUCH SOURCES OF PAYMENT TO THE EXTENT AVAILABLE FOR DISTRIBUTION TO THE ISSUER OR THE NOTE TRUSTEE AS PROVIDED IN THE REIMBURSEMENT AGREEMENT AND THAT NEITHER THE BORROWER NOR ITS RESPECTIVE PARTNERS, NOR ANY OF THEIR RESPECTIVE ORGANIZERS, INCORPORATORS, LIMITED OR GENERAL PARTNERS, MEMBERS, STOCKHOLDERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES OR AGENTS (COLLECTIVELY, THE "BORROWER PARTIES") SHALL BE PERSONALLY LIABLE TO THE ISSUER OR THE CREDIT BANK FOR ANY AMOUNT PAYABLE HEREUNDER OR UNDER THE REIMBURSEMENT AGREEMENT. NOTHING IN THIS BORROWER NOTE, THE REIMBURSEMENT AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT SHALL BE CONSTRUED AS CREATING ANY LIABILITY (OTHER THAN FOR WILLFUL MISCONDUCT) OF THE BORROWER TO PAY ANY SUM OR TO PERFORM ANY COVENANT, EITHER EXPRESS OR IMPLIED, IN THIS BORROWER NOTE, THE REIMBURSEMENT AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT (ALL SUCH LIABILITY, IF ANY, BEING EXPRESSLY WAIVED BY THE ISSUER BY ITS ACCEPTANCE HEREOF AND BY THE CREDIT BANK BY ITS ACCEPTANCE OF THE ASSIGNMENT HEREOF) AND THAT THE ISSUER, THE CREDIT BANK AND EACH OTHER HOLDER OF THIS BORROWER NOTE, BY ITS ACCEPTANCE HEREOF, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, AGREES IN THE CASE OF ANY LIABILITY OF THE BORROWER HEREUNDER OR THEREUNDER (EXCEPT FOR SUCH LIABILITY ATTRIBUTABLE TO BORROWER'S WILLFUL MISCONDUCT) THAT IT WILL LOOK SOLELY TO THOSE CERTAIN PAYMENTS RECEIVED UNDER THE LEASE AND THOSE CERTAIN PROCEEDS OF THE LEASED PROPERTY AS PROVIDED IN
ARTICLE III OF THE REIMBURSEMENT AGREEMENT; PROVIDED, HOWEVER, THAT THE BORROWER (BUT NOT ITS PARTNERS, THE ISSUER OR CORNERSTONE CAPITAL CORPORATION, OR ANY OF THEIR RESPECTIVE ORGANIZERS,

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INCORPORATORS,  STOCKHOLDERS, PARTNERS, MEMBERS, MANAGERS, DIRECTORS, EMPLOYEES,
OFFICERS AND AGENTS) SHALL IN ANY EVENT BE LIABLE WITH RESPECT TO (I) THE REMOVAL OF BORROWER'S LIENS OR LIABILITIES INVOLVING ITS WILLFUL MISCONDUCT OR
(II) FAILURE TO TURN OVER PAYMENTS THE BORROWER HAS RECEIVED IN ACCORDANCE  WITH
ARTICLE III OF THE REIMBURSEMENT AGREEMENT; AND PROVIDED, FURTHER THAT THE FOREGOING EXCULPATION OF THE BORROWER AND THE BORROWER PARTIES SHALL NOT BE DEEMED TO BE EXCULPATIONS OF THE LESSEE, THE GUARANTOR OR ANY OTHER PERSON.

         Any provision to the contrary contained in this Borrower Note or in any of the other Operative Documents notwithstanding, it is expressly provided that in no case or event shall the aggregate of (i) all Interest payable by the Lessor and (ii) the aggregate of any other amounts accrued or paid pursuant to this Borrower Note or any of the other Operative Documents, which under applicable laws are or may be deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received. In this connection, it is expressly stipulated and agreed that it is the intent of the Borrower and the Issuer to contract in strict compliance with the applicable usury laws of the State and of the United States (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Borrower Note or any of the other Operative Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum contract interest rate permitted to be contracted for, charged or received by the applicable laws of the United States or the State (whichever permit the higher rate of interest). The Borrower and any other parties now or hereafter becoming liable for payment of any indebtedness under this Borrower Note or any other Operative Documents shall never be liable for interest in excess of the maximum rate that may be lawfully contracted for or charged under the laws of the State and of the United States (whichever permit the higher rate of interest). If under any circumstances the aggregate amounts paid include amounts which by law are deemed interest which would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, the parties stipulate that such amounts will be deemed to have been paid as a result of an error on the part of the parties, and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund the amount of such excess or at the option of the Issuer or then holder of this Borrower Note, credit such excess against any unpaid principal balance owing. To the maximum extent permitted by applicable law, all amounts contracted for, charged or received for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Borrower Note.

         This Borrower Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

         This Borrower Note is subject to optional, extraordinary optional and mandatory prepayment, in whole or in part, at the times and upon the terms and conditions for optional, extraordinary optional and mandatory redemption of the Notes as set forth in the Indenture. Any optional or extraordinary optional prepayment is also subject to satisfaction, upon the same terms, of any applicable notice, deposit or other requirements which apply to the optional or extraordinary optional redemption of the Notes as set forth in the Indenture.

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         IN WITNESS WHEREOF, the Borrower has signed this Borrower Note as of the date first above written.

                                        ASSET HOLDINGS III, L.P., an Ohio
                                        limited partnership

                                        By: Realty Facility Holdings I, L.L.C.,
                                            its General Partner

                                            By: /s/ Robert F. Gage
                                               ---------------------------------
                                                   Robert F. Gage, President








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